Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2014 RESULTS

OIBDA of $930 Million, Up 2%

Operating Income of $818 Million, Up 2%

Diluted EPS of $.78, Up 7%

NEW YORK, May 8, 2014 – CBS Corporation (NYSE: CBS.A and CBS) today reported the Company’s first quarter 2014 results, which include growth in all profit measures.

“CBS remains focused on its core strategy—creating and distributing the best content, and monetizing it across multiple platforms,” said Sumner Redstone, Executive Chairman, CBS Corporation. “This winning business model is generating healthy profits today, and I’m confident it will continue to do so well into the future. I’m more excited than ever about the growth prospects before us and about all that Leslie and his team are achieving quarter after quarter.”

“I’m very pleased to be reporting record first quarter profits, driven once again by our fast-growing, higher-margin revenue streams,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “Thanks to the strength of our base business, as well as new opportunities to monetize our content, our momentum continues to build. And we are confident we are still in the early innings of our terrific growth story. Next week, we will launch a whole new set of content franchises when we unveil our fall schedule to advertisers. Plus, we have several exciting additions to our overall programming lineup with an expanded new schedule this summer and Thursday Night Football this fall. As we continue to grow CBS as a content company, we also recently took a dramatic step forward when we successfully completed the IPO of CBS Outdoor, which subsequently obtained a favorable REIT ruling from the IRS. The separation of this business will bring us that much closer to achieving our goal of becoming a pure content company and, at current market prices, puts us on track to return about $6 billion of value to shareholders in 2014. Looking ahead, with even stronger programming to sell to advertisers, political spending heating up later this year, and new deals coming down the pike in retransmission consent and reverse compensation, we see the back half of 2014 even stronger than the first—and we are positioned for another record year.”

First Quarter 2014 Results

Revenues were $3.86 billion for the first quarter of 2014 compared with $4.04 billion in the same prior-year period, which included more than $280 million from the CBS Television Network’s broadcast of Super Bowl XLVII. Content licensing and distribution revenues grew 6%, driven by higher international licensing of television programming. Affiliate and subscription fee revenues rose 9%, led by higher cable affiliate fees, retransmission revenues, and fees from CBS Television Network-affiliated television stations.

Operating income before depreciation and amortization (“OIBDA”) of $930 million and operating income of $818 million for the first quarter of 2014 were each up 2% from the same prior-year period as increases in higher-margin revenues more than overcame the absence of the 2013 Super Bowl broadcast.

Net earnings from continuing operations were $468 million for the first quarter of 2014, or $.78 per diluted share, compared with $463 million, or $.73 per diluted share, for the same prior-year period. Net earnings for the first quarter of 2014 included interest expense of $12 million ($7 million, net of tax), or $.01 per diluted share, from the $1.6 billion that our outdoor subsidiary, CBS Outdoor Americas Inc. (“CBS Outdoor”), borrowed during the first quarter of 2014. Diluted earnings per share from continuing operations rose 7%, primarily driven by the operating income growth as well as lower weighted average shares outstanding as a result of the Company’s ongoing share repurchases.

Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow

For the first quarter of 2014, free cash flow was $485 million compared with $576 million for the same prior-year period. The Company generated operating cash flow from continuing operations of $521 million in 2014 versus $610 million for the first quarter of 2013. The decreases reflect the benefit to 2013 from CBS’s Super Bowl broadcast.

Repurchase of Company Stock

During the first quarter of 2014, the Company spent $2.0 billion to repurchase 31.4 million shares of CBS Corp. Class B Common Stock, of which 4.9 million were delivered at the conclusion of an accelerated share repurchase in April 2014. At March 31, 2014, the Company had $3.43 billion of authorization remaining on its share repurchase program.

CBS Outdoor Americas Inc.

During the quarter, CBS Outdoor borrowed $1.6 billion through an $800 million senior secured term loan credit facility and the issuance of $800 million of senior notes. In April 2014, CBS Outdoor completed an initial public offering (“IPO”) of 23 million shares of its common stock for $28.00 per share, resulting in total net proceeds of $615 million after deducting underwriting discounts and commissions. After the closing of the IPO, the Company owned 81% of CBS Outdoor, which it plans to divest through a tax-free split-off in 2014, subject to market conditions and customary approvals. Also in April, the Company announced that it had received a favorable private letter ruling from the Internal Revenue Service with respect to the Company’s plan for CBS Outdoor to convert to a real estate investment trust (“REIT”). Following the split-off, CBS Outdoor intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type as well as its segment operating income (loss) before depreciation and amortization, restructuring charges and impairment charges (“Segment OIBDA”) and operating income (loss) by segment for the three months ended March 31, 2014, and 2013. Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended
	March 31,
Revenues by Segment	2014	2013
Entertainment	$2,303	$2,539
Cable Networks	537	478
Publishing	153	171
Content Group	2,993	3,188
Local Broadcasting	626	638
Outdoor Americas	288	281
Local Group	914	919
Eliminations	(51)	(67)
Total Revenues	$3,856	$4,040

	Three Months Ended
	March 31,
Revenues by Type	2014	2013
Advertising	$2,158	$2,455
Content licensing and distribution	1,073	1,008
Affiliate and subscription fees	567	519
Other	58	58
Total Revenues	$3,856	$4,040

	Three Months Ended
	March 31,
Segment OIBDA	2014	2013
Entertainment	$457	$480
Cable Networks	259	231
Publishing	13	12
Content Group	729	723
Local Broadcasting	200	199
Outdoor Americas	69	74
Local Group	269	273
Corporate	(68)	(80)
Total OIBDA	$930	$916

	Three Months Ended
	March 31,
Operating Income (Loss)	2014	2013
Entertainment	$420	$440
Cable Networks	254	227
Publishing	11	10
Content Group	685	677
Local Broadcasting	179	176
Outdoor Americas	28	32
Local Group	207	208
Corporate	(74)	(85)
Total Operating Income	$818	$800

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Films, and CBS Interactive)

Entertainment revenues for the first quarter of 2014 decreased 9% to $2.30 billion from $2.54 billion in 2013 when Super Bowl XLVII was broadcast on the CBS Television Network. The revenue comparison was also negatively affected by two fewer NCAA Division I Men’s Basketball Championship (“NCAA Tournament”) games on CBS during the first quarter of 2014 versus the same prior-year period. Taken together, these two noncomparable items lowered the revenue comparison by 11 percentage points. Content licensing and distribution revenues increased 6%, driven by growth from the international licensing of television programming.

Entertainment OIBDA for the first quarter of 2014 decreased 5% to $457 million from $480 million for the same prior-year period. The decline reflected the absence of the 2013 Super Bowl broadcast on CBS, which was partially offset by higher profits from the licensing of television programming.

Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)

Cable Networks revenues for the first quarter of 2014 increased 12% to $537 million from $478 million for the same prior-year period. This growth was driven by higher revenues from the licensing of Showtime original series as well as higher affiliate revenues, reflecting increases in rates and subscriptions at Showtime, CBS Sports Network, and Smithsonian Networks.

Cable Networks OIBDA for the first quarter of 2014 grew 12% to $259 million from $231 million for the same prior-year period, primarily a result of revenue growth. The increase was partially offset by higher programming costs, partly as a result of the timing of sports programming.

Publishing (Simon & Schuster)

Publishing revenues for the first quarter of 2014 decreased 11% to $153 million from $171 million for the same prior-year period, as last year’s first quarter benefited from the continued success of fourth quarter 2012 releases. Digital book sales continue to represent a significant portion of the segment’s sales, with 29% of Publishing’s total revenues coming from digital sales during the first quarter of 2014. Best-selling titles for the first quarter of 2014 included Rush Revere and the First Patriots and The Women of Duck Commander.

Publishing OIBDA for the first quarter of 2014 increased 8% to $13 million from $12 million for the same prior-year period, as lower revenues were more than offset by a decrease in operating expenses.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the first quarter of 2014 decreased 2% to $626 million from $638 million for the same prior-year period. The revenue comparison was negatively affected by the broadcast of Super Bowl XLVII in 2013 as well as two fewer NCAA Tournament games on CBS during the first quarter of 2014 versus the same prior-year period. The decline was partially offset by growth in retransmission revenues. CBS Television Stations revenues decreased 5% as the aforementioned noncomparable factors lowered the revenue comparison by 9 percentage points. Meanwhile, CBS Radio revenues increased 2%.

Local Broadcasting OIBDA for the first quarter of 2014 increased 1% to $200 million from $199 million for the same prior-year period, as lower programming costs, mainly for sports, more than offset the decline in revenues.

Outdoor Americas (CBS Outdoor)

Outdoor Americas revenues for the first quarter of 2014 grew 2% to $288 million from $281 million for the same prior-year period. In constant dollars, revenues rose 4%, reflecting increases in the U.S. billboard and U.S. transit businesses as well as growth in Canada.

Outdoor Americas OIBDA for the first quarter of 2014 decreased 7% to $69 million from $74 million for the same prior-year period. The OIBDA comparison was affected by a gain on the sale of outdoor advertising structures during the first quarter of 2013 as well as incremental costs incurred in 2014 to operate Outdoor Americas as a separate public company.

Corporate

Corporate expenses before depreciation for the first quarter of 2014 decreased $12 million to $68 million from $80 million for the same prior-year period, reflecting lower stock-based compensation expense mainly from the change in the Company’s stock price.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand – “the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, outdoor advertising, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Showtime Networks, CBS Sports Network, TVGN (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio, CBS Outdoor, CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Interactive, CBS Consumer Products, CBS Home Entertainment, CBS Films and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the inability to obtain the requisite regulatory approvals and changes in legislation, tax rules or market conditions, which could adversely impact timing and the ability to consummate or achieve the benefits of transactions involving CBS Outdoor Americas; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$3,856	$4,040

Operating income	818	800

Interest expense	(106)	(95)
Interest income	3	2
Other items, net	5	(2)
Earnings from continuing operations before income taxes	720	705

Provision for income taxes	(242)	(234)
Equity in loss of investee companies, net of tax	(10)	(8)
Net earnings from continuing operations	468	463

Net loss from discontinued operations, net of tax	—	(20)
Net earnings	$468	$443

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.80	$.75
Net loss from discontinued operations	$—	$(.03)
Net earnings	$.80	$.71

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.78	$.73
Net loss from discontinued operations	$—	$(.03)
Net earnings	$.78	$.69

Weighted average number of common shares outstanding:
Basic	585	621
Diluted	600	638

Dividends per common share	$.12	$.12

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	March 31, 2014	December 31, 2013

Assets

Cash and cash equivalents	$311	$397
Receivables, net	3,301	3,415
Programming and other inventory	541	772
Prepaid expenses and other current assets	924	786
Total current assets	5,077	5,370
Property and equipment	5,003	5,023
Less accumulated depreciation and amortization	2,824	2,787
Net property and equipment	2,179	2,236
Programming and other inventory	1,635	1,697
Goodwill	8,559	8,562
Intangible assets	6,407	6,430
Other assets	2,258	2,092
Total Assets	$26,115	$26,387

Liabilities and Stockholders’ Equity

Accounts payable	$223	$371
Participants’ share and royalties payable	947	1,008
Program rights	492	398
Commercial paper	440	475
Current portion of long-term debt	106	21
Accrued expenses and other current liabilities	1,864	1,934
Total current liabilities	4,072	4,207
CBS Outdoor long-term debt	1,598	—
Other long-term debt	5,850	5,940
Other liabilities	6,128	6,274
Total Stockholders’ Equity	8,467	9,966
Total Liabilities and Stockholders’ Equity	$26,115	$26,387

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended
	March 31,
	2014	2013

Operating Activities:
Net earnings	$468	$443
Less: Net loss from discontinued operations	—	(20)
Net earnings from continuing operations	468	463
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	112	116
Stock-based compensation	42	60
Equity in loss of investee companies, net of tax and distributions	14	11
Change in assets and liabilities, net of investing and financing activities	(115)	(40)
Net cash flow provided by operating activities from continuing operations	521	610
Net cash flow used for operating activities from discontinued operations	(20)	(23)
Net cash flow provided by operating activities	501	587
Investing Activities:
Acquisitions, net of cash acquired	(1)	(9)
Capital expenditures	(36)	(34)
Investments in and advances to investee companies	(39)	(30)
Proceeds from sale of investments	6	12
Proceeds from dispositions	6	11
Net cash flow used for investing activities from continuing operations	(64)	(50)
Net cash flow used for investing activities from discontinued operations	(1)	(4)
Net cash flow used for investing activities	(65)	(54)
Financing Activities:
(Repayments of) proceeds from short-term debt borrowings, net	(35)	550
Proceeds from CBS Outdoor debt borrowings, net of financing fees	1,570	—
Payment of capital lease obligations	(4)	(4)
Payment of contingent consideration	—	(30)
Dividends	(75)	(81)
Purchase of Company common stock	(2,032)	(1,289)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(125)	(117)
Proceeds from exercise of stock options	76	58
Excess tax benefit from stock-based compensation	103	85
Other financing activities	—	(4)
Net cash flow used for financing activities	(522)	(832)
Net decrease in cash and cash equivalents	(86)	(299)
Cash and cash equivalents at beginning of period	397	708
Cash and cash equivalents at end of period	$311	$409

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Segment Operating Income (Loss) Before Depreciation and Amortization (“Segment OIBDA”) and OIBDA

The Company presents Segment OIBDA as the primary measure of profit and loss for its operating segments in accordance with FASB guidance for segment reporting.

The following tables set forth the Company’s OIBDA for the three months ended March 31, 2014 and 2013. The Company defines OIBDA as net earnings adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Net loss from discontinued operations, net of tax; Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Interest income; Interest expense; and Depreciation and amortization. For each individual operating segment, the Company defines “Segment OIBDA” as OIBDA excluding restructuring and impairment charges where applicable.

The Company uses OIBDA (or Segment OIBDA for each segment), as well as OIBDA margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.

Because OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As OIBDA excludes certain financial information that is included in net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliations of OIBDA to operating income and net earnings. In addition, the following tables also provide reconciliations of Segment OIBDA for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Three Months Ended March 31, 2014
		Depreciation	Operating
	OIBDA	and Amortization	Income (Loss)
Entertainment	$457	$(37)	$420
Cable Networks	259	(5)	254
Publishing	13	(2)	11
Content Group	729	(44)	685
Local Broadcasting	200	(21)	179
Outdoor Americas	69	(41)	28
Local Group	269	(62)	207
Corporate	(68)	(6)	(74)
Total	$930	$(112)	$818
Margin (a)	24%		21%

Three Months Ended March 31, 2013
		Depreciation	Operating
	OIBDA	and Amortization	Income (Loss)
Entertainment	$480	$(40)	$440
Cable Networks	231	(4)	227
Publishing	12	(2)	10
Content Group	723	(46)	677
Local Broadcasting	199	(23)	176
Outdoor Americas	74	(42)	32
Local Group	273	(65)	208
Corporate	(80)	(5)	(85)
Total	$916	$(116)	$800
Margin (a)	23%		20%

	Three Months Ended March 31,
	2014	2013
OIBDA	$930	$916
Depreciation and amortization	(112)	(116)
Operating income	818	800
Interest expense	(106)	(95)
Interest income	3	2
Other items, net	5	(2)
Earnings from continuing operations before income taxes	720	705
Provision for income taxes	(242)	(234)
Equity in loss of investee companies, net of tax	(10)	(8)
Net earnings from continuing operations	468	463
Net loss from discontinued operations, net of tax	—	(20)
Net earnings	$468	$443

(a)          Margin is defined as OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow.

	Three Months Ended
	March 31,
	2014	2013
Net cash flow provided by operating activities	$501	$587
Capital expenditures	(36)	(34)
Exclude operating cash flow used for discontinued operations	(20)	(23)
Free cash flow	$485	$576

The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2014	2013
Net cash flow provided by operating activities	$501	$587
Net cash flow used for investing activities	$(65)	$(54)
Net cash flow used for financing activities	$(522)	$(832)